Exhibit 99.1
Sadot Group Inc. Announces Appointment of Ms. Catia Jorge as New Chief Executive Officer
BURLESON, TX / ACCESS NEWSWIRE / February 13, 2025 – Sadot Group Inc. (Nasdaq: SDOT) (“Sadot Group” or the “Company”) today announced the appointment of Ms. Catia Jorge as its new Chief Executive Officer, effective immediately. Ms. Jorge, a seasoned leader in the global agri-commodity sector, joins Sadot Group at a pivotal time, as the Company transitions to focusing on expanding its platform globally. Ms. Jorge will report to the Board of Directors and lead Sadot’s strategic initiatives, global operations, and business growth efforts to maximize the Company’s long-term potential.

A highly regarded industry veteran, Ms. Jorge brings nearly 30 years of experience in agricultural markets, commodity trading, and operational leadership. She most recently served as Brazil Country Head and Vice President/Grains Business Head Latin America for Olam Agri, where she managed a $1.0 billion annual revenue portfolio. Prior to Olam, she held leadership roles at Cargill Agricola South America exporting over 7 million metric tons of grain exports annually as well as leadership positions at J. Macedo. Ms. Jorge has a proven track record of scaling global agricultural businesses and driving operational excellence.

“Catia’s deep expertise in global agriculture markets, her leadership acumen and her strategic vision make her the perfect fit to lead Sadot through its next stage of expansion,” said Kevin Mohan, Chairman of the Board. “She’s a strong and collaborative leader with a reputation for developing unique solutions that consistently drive growth and value. Over the past two years our team has built a strong foundation and Catia is the right leader at the right time to accelerate growth and take us to the next level, establishing Sadot as a leading player in the global food supply chain.”
Speaking on the new role, Ms. Jorge commented, “It’s an exciting time to join Sadot and I am looking forward to working closely with this talented team. With a powerful global platform that is ready to scale, we are well positioned to capitalize on the major opportunities in the global food sector. Our focus is clear: aggressively execute our multi-pronged growth strategy to drive significant increases in revenue and profitability along with streamlining operations to unlock the full potential of this company.”
Ms. Jorge succeeds Michael Roper, who will transition into a new leadership position as Chief Governance & Compliance Officer overseeing the Company’s regulatory and capital market requirements. Mr. Roper will also continue to lead the previously announced initiative to divest the Company’s remaining restaurant operations.
Mr. Roper added, “I am incredibly proud of what we have accomplished during my time as CEO. We’ve positioned the Company as a highly competitive and nimble player in the global food supply chain, and now is the perfect time to bring in an industry veteran like Catia to lead the next stage of growth. I look forward to supporting her and the entire team in this transition as we push Sadot to new heights.”
Ms. Jorge holds a Masters Degree in Agri-Business from Kansas State University and an MBA in Global Trade from the University of Dallas, further equipping her to lead Sadot Group into its next phase of expansion.
About Sadot Group Inc.
Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.
Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.
Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates and Zambia. For more information, please visit www.sadotgroupinc.com.

Forward-Looking Statements
This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
Frank Pogubila
Partner, Integrous Communications
W - 951.946.5288
E - IR@sadotco.com